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                                  Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8 which is being filed with the Securities and Exchange Commission by Genesis Bioventures, Inc., a New York corporation (the "Company"), to register, under the Securities Act of 1933, its shares of Common Stock that are issuable pursuant to its Year 2000 Stock Option Plan, 2001 Stock Incentive Plan and upon the exercise of stock options granted outside of a stock option plan, of our Report, dated February 11, 2000 (except for Note 1 and 3 which are dated as of April 3, 2001), with respect to the financial statements of the Company, as of and for the years ended December 31, 1999 and December 31, 1998, that is included in the Company's Annual Report on Form 10-K of for its fiscal year ended December 31, 2000.


/s/ Lemieux Deck Millard Bond
-----------------------------
Lemieux Deck Millard Bond


Langley, British Columbia
December 3, 2001


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